Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

The following unaudited pro forma consolidated financial information and explanatory notes for Wolfspeed, Inc. along with its wholly owned subsidiaries (collectively, “Wolfspeed”, “the Company”, “we”, “us” and “our”) is provided for informational purposes only and gives effect to (i) our prepackaged plan of reorganization (the “Plan”), which became effective on September 29, 2025 (the “Plan Effective Date”), and (ii) our expected adoption of fresh start accounting on the Plan Effective Date, in accordance with Accounting Standards Codification (“ASC”) 852, “Reorganizations” (“ASC 852”). The unaudited pro forma consolidated balance sheet reflects the effects of these transactions as if the Plan Effective Date and application of fresh start accounting had occurred on September 28, 2025. The unaudited pro forma consolidated statements of operations for the three months ended September 28, 2025 and for the year ended June 29, 2025 reflect the effects of these transactions as if the Plan Effective Date and application of fresh start accounting had occurred on July 1, 2024, the beginning of the most recently completed fiscal year.

The Plan was confirmed by the Bankruptcy Court on September 8, 2025, and became effective on September 29, 2025. As a result of the expected application of fresh start accounting and the effects of the implementation of the Plan, the consolidated financial statements after September 29, 2025 will not be comparable with the consolidated financial statements as of or prior to that date. The unaudited pro forma consolidated balance sheet, statement of operations and the accompanying explanatory notes (together, the “Pro Forma Financial Statements”) have been prepared in accordance with Regulation S-X Article 11 and reflect preliminary estimates of the transaction accounting adjustments, including the accounting and the classification for the consummation of the transactions contemplated in the Plan and the application of fresh start accounting.

The Pro Forma Financial Statements presented herein are provided for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have been achieved had the events and transactions occurred on the dates indicated, nor is such financial data necessarily indicative of the results of operations in future periods. The Pro Forma Financial Statements should be read in conjunction with the historical Wolfspeed consolidated financial statements and notes for the year ended June 29, 2025 and quarter ended September 28, 2025.

The Plan

The Plan settlements constitute a good faith, full and final comprehensive compromise and settlement of substantially all claims, interests and controversies described in the Plan based upon the unique facts and circumstances of the Chapter 11 Cases. The Pro Forma Financial Statements reflect the following transactions and treatment of claims contemplated in the Plan, which occurred on or before the Plan Effective Date:

•

Senior Secured Notes Claims – Senior Secured Notes claimholders received on account of their claims: (a) $1.26 billion principal amount of New Senior Secured Notes due 2030, (b) a payment from the redemption of $277.5 million in principal amount of Existing Senior Secured Notes at a redemption price of 109.875% in addition to accrued and unpaid interest, totaling $308.5 million, funded through proceeds from a rights offering and cash on hand, and (c) certain commitment fees totaling $10.5 million, subject to certain conditions. The notes are guaranteed by the Company’s subsidiaries and secured by substantially all of the Company’s and guarantors’ assets. The callable nonconvertible notes were valued under the income approach using Black Derman Toy (BDT) lattice to capture issuer call behavior, with an estimated fair value of $1,379.4 million.

•

Convertible Notes Claims – Convertible Notes claimholders received on account of their claims: (a) rights to participate in the rights offering of new 2.5% Convertible Second-Lien Senior Secured Notes due 2031 (“New 2L Convertible Notes”) in the aggregate principal amount of approximately $301.1 million, which were offered at a purchase price of 91.3242% totaling $275.0 million, and fully backstopped by certain holders of Wolfspeed’s previously existing Convertible Notes, and for which such backstop parties received a premium in the amount of $30.3 million for a total principal value of $331.4 million, with an estimated fair value of $500.2 million, (b) approximately $296.4 million in new 7.00%/12.00% Second Lien Senior Secured PIK Toggle Notes due 2031 (“New 2L Takeback Notes”), with an estimated fair value of $229.6 million, and (c) 24,533,760 shares of New Common Stock. The New 2L Convertible Notes and New 2L Takeback Notes are guaranteed by the Company’s subsidiaries and secured on a second-priority basis by substantially all of the Company’s and guarantors’ assets. The convertible notes were valued using an industry standard binomial lattice model, which maximizes holder value and minimizes issuer obligation at each node. Of the fair-market value of the $500.2 million of New 2L Convertible Notes, $168.8 million is expected to be considered a substantial premium and classified as equity, with the remainder being liability-classified. The Company expects to capitalize $8.0 million of issuance costs associated with the New 2L Convertible Notes. The callable nonconvertible notes were valued under the income approach using Black Derman Toy (BDT) lattice to capture issuer call behavior.

•

Renesas Claims – Renesas Electronics America Inc. (“Renesas”) received on account of their claims: (a) a principal amount of approximately $203.6 million of new 2.5% Convertible Second-Lien Senior Secured Notes due 2031 (“New Renesas 2L Convertible Notes”), with an estimated fair value of $216.3 million, (b) a warrant to purchase up to 4,943,555 shares of New Common Stock at an exercise price of $23.95 per share (“Renesas Warrants”), which is not exercisable until Regulatory Approvals, as defined in the Plan, are obtained, and (c) 16,852,372 shares of New Common Stock from the Share Reserve (“Renesas Base Consideration Shares”), as defined in the Plan (“Forward Equity Contract”), the issuance of which is subject to Regulatory Approvals. The Forward Equity Contract is expected to be liability-classified and is initially recorded at $371.2 million, using the implied equity value multiplied by the common stock percentage represented by the 16,852,372 shares. The New Renesas 2L Convertible Notes were valued using an industry standard binomial lattice model, which maximizes holder value and minimizes issuer obligation at each node. The estimated fair value of $216.3 million is expected to be liability-classified and includes an embedded derivative which will be recorded each reporting period at fair value and was initially estimated to be $94.5 million. The Renesas Warrants are expected to be liability-classified and will be recorded each reporting period at fair value, which was initially estimated to be $33.6 million. The warrants valuation was performed using the Black-Scholes-Merton option pricing model.

•

Termination of a Material Definitive Agreement – The Company terminated its existing indentures governing the 2026 Notes, 2028 Notes, 2029 Notes, and Existing Senior Secured Notes, as well as the Customer Refundable Deposit Agreement with Renesas, in connection with the issuance of the New Senior Secured Notes, New 2L Convertible Notes, New Renesas 2L Convertible Notes, and New 2L Takeback Notes.

•	Existing Equity Interests - All outstanding shares of Old Common Stock were cancelled, and existing equity holders received approximately 1,306,896 shares of New Common Stock.

•

Contingent Shares – If Regulatory Approvals have not been obtained prior to the Regulatory Trigger Deadline, as defined in the Plan, Renesas will receive an additional 871,287 shares of New Common Stock from the Share Reserve. However, if Regulatory Approvals are received by the Regulatory Trigger Deadline, existing equity holders will receive their pro rata portion of the 871,287 shares of New Common Stock from the Share Reserve. The obligation to issue the Contingent Shares is expected to be classified as equity and is initially recorded at $19.2 million, using the implied equity value multiplied by the common stock percentage represented by the 871,287 shares.

The occurrence of Regulatory Approval and the timing and condition of such approval is uncertain. The presentation of the Contingent Shares presented herein assumes Regulatory Approvals will ultimately be received prior to the Regulatory Trigger Deadline.

•

Contingent Cash – On the Plan Effective Date, the Company transferred $15.0 million into escrow (“Contingent Cash”), pursuant to the Contingent Cash Escrow Agreement, as defined in the Plan. If Regulatory Approvals are not obtained prior to the Regulatory Trigger Deadline, the Contingent Cash will be distributed to Renesas. However, if Regulatory Approvals are received by the Regulatory Trigger Deadline, the Contingent Cash will be distributed (i) $10.0 million to Wolfspeed and (ii) $5.0 million to Senior Secured Note claimholders. The Company does not have ownership or control of these funds, and as such, the Contingent Cash escrow is not recorded on the Company’s balance sheet.

The Company issued a total of approximately 25,840,656 shares of New Common Stock, inclusive of shares issued to existing holders. Additionally, while the Plan contemplates distribution of equity awards by the Company under a long-term incentive plan and a management incentive plan, any such awards are subject to approval by the Board of Directors, which did not occur prior to the Plan Effective Date. Furthermore, the awards have not yet been granted under ASC 718; as such, the Pro Forma Financial Statements do not reflect any adjustments related to the granting of these awards.

Fresh Start Accounting

In connection with our emergence from bankruptcy and in accordance with ASC 852, we expect to qualify for and adopt fresh start accounting on the Plan Effective Date because (i) the holders of existing voting shares of the Predecessor Company received less than 50% of the voting shares of the Successor Company, and (ii) the reorganization value of the assets immediately prior to confirmation of the Plan was less than the post-petition liabilities and allowed claims. References to “Successor” relate to the Company’s financial position and results of operations after the Plan Effective Date. References to “Predecessor” refer to the Company’s financial position and results of operations on or before the Plan Effective Date.

In accordance with ASC 852, with the expected adoption of fresh start accounting, we will allocate the reorganization value to the Company’s assets and liabilities. The reorganization value represents the fair value of the Successor Company’s assets before considering liabilities.

The process of finalizing the fair value estimates of our assets and liabilities upon emergence for purposes of fresh start accounting is currently ongoing. Changes in the values of our assets and liabilities and changes in assumptions from those reflected in the Pro Forma Financial Statements presented below could significantly impact the reported values of our assets and liabilities. Accordingly, the amounts shown are not final and are subject to changes and revisions, which may be material.

As set forth in the Plan filed with the Bankruptcy Court, the enterprise value of the Wolfspeed Successor company was estimated to be between $2,350 million and $2,850 million as of the Effective Date. Based on the estimates and assumptions discussed below, the Company estimated the enterprise value to be $2,600 million for financial reporting purposes, which is the mid-point of the range of the enterprise value per the Plan. The enterprise value was estimated using an income approach that utilizes a discounted cash flow (DCF) model. The net cash flows were discounted using an after-tax weighted average cost of capital, or WACC, methodology reflecting a rate of return that would be expected by a market participant. The WACC also takes into consideration a company specific risk premium reflecting the risk associated with the financial projections used to estimate future cash flows. The present value of future expected net cash flows projected through 2034 is calculated using an estimated discount rate of 20.1%.

The enterprise value and corresponding equity value are dependent upon achieving the future financial results set forth in our projections. All estimates, assumptions, valuations and financial projections, including the fair value adjustments, the estimated enterprise value and estimated equity value, are inherently subject to uncertainties and the resolution of contingencies beyond our control. Accordingly, there can be no assurance that the estimates, assumptions, valuations and financial projections will be realized, and actual results could vary materially. Moreover, the value of Wolfspeed’s shares subsequent to the Plan Effective Date may differ materially from the implied values assumed in the Pro Forma Financial Statements.

The intent of the Pro Forma Financial Statements is to illustrate the effects of the Plan based on the underlying economic factors as of the Plan Effective Date.

A reconciliation of the preliminary estimated enterprise value to the preliminary estimated implied value of Wolfspeed’s shares of common stock and preliminary estimated reorganization value is set forth below (U.S. dollars in millions):

Enterprise Value	$2,600.0
Plus: Cash and cash equivalents (includes restricted cash) and short-term investments	835.4
Less: Fair value of debt issued upon emergence, including issuance costs, excluding equity-classified substantial premium	(2,151.1)
Less: Equity-classified substantial premium associated with New 2L Convertible Notes	(168.8)
Less: Fair value of Renesas warrants	(33.6)
Less: Cash from MACOM shares sale captured in Enterprise Value	(60.8)
Less: Deposit liabilities included in cash	(25.2)
Less: Debt issuance costs	(8.0)
Less: Restricted cash	(28.3)
Implied value of Wolfspeed, Inc.’s Common Stock (including reserved but unissued shares)	$959.6

Less: Implied value of the Renesas Base Consideration Shares classified as liability - Forward equity contract	(371.2)
Less: Implied value of the obligation to issue Contingent Shares classified as equity	(19.2)
Implied value of Wolfspeed, Inc’s Common Stock Outstanding as of the Effective Date	$569.2

Enterprise Value	$2,600.0
Plus: Cash and cash equivalents (includes restricted cash) and short-term investments	835.4
Plus: Current liabilities excluding debt	340.4
Plus: Long-term liabilities excluding debt	184.6
Less: Cash from MACOM shares sale captured in Enterprise Value	(60.8)
Less: Deposit liabilities included in cash	(25.2)
Less: Debt issuance costs	(8.0)
Less: Restricted cash	(28.3)
Reorganization Value	$3,838.1

Our preliminary estimate of the fair value of our identified tangible and intangible assets utilizing a combination of the income, market and cost approaches, as described further below.

The income approach was the primary method utilized to estimate our intangible asset values. The intangible asset valuations utilize the forecasts that were relied upon to estimate the enterprise value. Where applicable, the forecasts were allocated to the Power Devices and Materials product lines to separately value intangible assets specific to each. For certain assets (off-market leases) and liabilities (above-market contracts), the forecasts utilized were based on those cash-flows specific to the asset / liability valued. The valuation of the intangible assets included the use of various methods of the income approach including the relief-from-royalty method, multi-period excess earnings method, and cash differential method.

Our inventory, personal property, real property, and construction in progress were valued using a combination of the market and cost approaches. The market, or sales comparison in reference to real property, approach measures value based on what other purchasers in the market have paid for assets that can be considered reasonably similar to those being valued. When the market approach is used, data is collected on the prices paid for reasonably similar assets and adjustments are made to the prices paid to compensate for differences between those assets and the asset being valued. The application of the market approach results in an estimate of the price reasonably expected to be realized from the sale of the asset or business interest. Adjustments to reflect differences between the asset being valued and the comparable assets include but are not limited to condition, performance, expected economic benefits, time and terms of sale, utility and physical characteristics.

The cost approach is based on the premise that a prudent investor would pay no more for an asset than its replacement or reproduction cost. The cost to replace the asset would include the cost of constructing a similar asset of equivalent utility at prices applicable at the time of the valuation analysis. This estimate may then be adjusted by losses in value attributable to obsolescence (physical, functional or economic). In valuing tangible assets, the value of an asset is estimated by reference to the reproduction or replacement cost new of modern equivalent assets, optimized for over-design, overcapacity and redundant assets, and adjusted to reflect losses in value attributable to physical, functional, and economic obsolescence.

WOLFSPEED, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(U.S. dollars in millions)

	As of September 28, 2025
		Transaction Accounting Adjustments
	Predecessor Historical	Reorganization Adjustments		Fresh-start Adjustments		Successor Pro Forma
Assets
Current assets:
Cash and cash equivalents (includes restricted cash)	$571.6	(90.6)	(1)	—		$481.0
Short-term investments	354.4	—		—		354.4

Total cash, cash equivalents and short-term investments	926.0	(90.6)		—		835.4
Accounts receivable, net	155.6	—		—		155.6
Inventories, net	385.5	—		6.8	(14)	392.3
Prepaid expenses	75.5	(3.6)	(2)	—		71.9
Investment tax credit receivable	654.0	—		—		654.0
Other current assets	118.3	—		1.5	(15)	119.8

Total current assets	2,314.9	(94.2)		8.3		2,229.0
Property and equipment, net	3,775.8	—		(3,009.7)	(16)	766.1
Intangible assets, net	24.2	—		421.5	(17)	445.7
Long-term investment tax credit receivable	181.3	—		—		181.3
Other assets	254.9	—		(38.9)	(18)	216.0

Total assets	$6,551.1	$(94.2)		$(2,618.8)		$3,838.1

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$196.5	10.3	(3)	—		$206.8
Contract liabilities and distributor-related reserves	72.9	—		—		72.9
Income taxes payable	0.9	—		—		0.9
Finance lease liabilities	—	0.6	(4)	—		0.6
Forward equity contract	—	371.2	(5)	—		371.2
Other current liabilities	29.3	26.1	(6)	4.4	(19)	59.8

Total current liabilities	299.6	408.2		4.4		712.2
Long-term liabilities:
Long-term debt	—	1,609.0	(7)	—		1,609.0
Convertible notes, net	—	539.7	(8)	—		539.7
Finance lease liabilities - long-term	—	8.3	(4)	(6.5)	(20)	1.8
Other long-term liabilities	16.6	235.2	(9)	(33.6)	(21)	218.2
Liabilities subject to compromise	7,315.3	(7,315.3)	(10)	—		—

Total liabilities	7,631.5	(4,514.9)		(35.7)		3,080.9
Commitments and contingencies
Shareholders’ equity:
Predecessor preferred stock	—	—		—		—
Successor preferred stock	—	—		—		—
Predecessor common stock	0.2	(0.2)	(11)	—		—
Successor common stock	—	—		—		—
Predecessor additional paid-in capital	4,103.6	(4,103.6)	(11)	—		—
Successor additional paid-in capital	—	757.2	(12)			757.2
Accumulated other comprehensive loss	(3.0)	—		3.0	(22)	—
Accumulated deficit	(5,181.2)	7,767.3	(13)	(2,586.1)	(22)	—

Total shareholders’ equity	(1,080.4)	4,420.7		(2,583.1)		757.2

Total liabilities and shareholders’ equity	$6,551.1	$(94.2)		$(2,618.8)		$3,838.1

WOLFSPEED, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. dollars in millions, except share data)

	For the three months ended September 28, 2025
		Transaction Accounting Adjustments
	Predecessor Historical	Reorganization Adjustments		Fresh-start Adjustments		Successor Pro Forma
Revenue, net	$196.8	—		—		$196.8
Cost of revenue, net	273.9	—		(35.8)	(25)	238.1

Gross (loss) profit	(77.1)	—		35.8		(41.3)
Operating expenses:
Research and development	31.7	—		(4.6)	(25)	27.1
Sales, general and administrative	37.9	—		(0.3)	(25)	37.6
Factory start-up costs	—	—		—		—
Gain on disposal of property and equipment	(5.7)	—		—		(5.7)
Goodwill impairment	—	—		—		—
Restructuring and other expenses	20.4	—	(23)	4.0	(25)	24.4

Total operating expense	84.3	—		(0.9)		83.4

Operating loss	(161.4)	—		36.7		(124.7)
Reorganization items, net	503.8	(503.8)	(23)	—		—
Interest expense, net of capitalized interest	0.7	59.4	(24)	—		60.1
Non-operating income, net	(22.4)	—		—		(22.4)

Loss before income taxes	(643.5)	444.4		36.7		(162.4)
Income tax (benefit) expense	0.1	—		—		0.1

Net loss	$(643.6)	$444.4		$36.7		$(162.5)

Basic and diluted loss per share
Net loss	($4.12)					$(6.08)	(27)
Weighted average shares – basic and diluted (in thousands)	156,185					26,712	(27)

WOLFSPEED, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. dollars in millions, except share data)

	For the year ended June 29, 2025
		Transaction Accounting Adjustments
	Predecessor Historical	Reorganization Adjustments		Fresh-start Adjustments		Successor Pro Forma
Revenue, net	$757.6	—		—		$757.6
Cost of revenue, net	879.2	—		(19.9)	(25), (26)	859.3

Gross (loss) profit	(121.6)	—		19.9		(101.7)
Operating expenses:
Research and development	175.1	—		(19.5)	(25)	155.6
Sales, general and administrative	190.5	—		(0.9)	(25)	189.6
Factory start-up costs	85.2	—		(85.2)	(26)	—
Gain on disposal of property and equipment	(20.0)	—		—		(20.0)
Goodwill impairment	359.2	—		—		359.2
Restructuring and other expenses	417.6	—	(23)	2.5	(25)	420.1

Total operating expense	1,207.6	—		(103.1)		1,104.5

Operating loss	(1,329.2)			123.0		(1,206.2)
Reorganization items, net	—	—		—		—
Interest expense, net of capitalized interest	315.2	(262.4)	(24)	—		52.8
Non-operating income, net	(25.5)	—		—		(25.5)

Loss before income taxes	(1,618.9)	262.4		123.0		(1,233.5)
Income tax (benefit) expense	(9.7)	—		—		(9.7)

Net loss	$(1,609.2)	$262.4		$123.0		$(1,223.8)

Basic and diluted loss per share
Net loss	$(11.39)					$(45.81)	(27)
Weighted average shares - basic and diluted (in thousands)	141,320					26,712	(27)

Pro Forma Adjustments

Unless otherwise indicated, U.S. dollar amounts are stated in millions.

Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The adjustments included in the unaudited pro forma consolidated balance sheet reflect the effects of the transaction accounting adjustments, including the transactions contemplated by the Plan (reflected in the column “Reorganization Adjustments”) as well as fair value and other required adjustments resulting from the expected adoption of fresh start accounting (reflected in the column “Fresh Start Adjustments”).

Reorganization Adjustments

(1)	Pro forma changes in cash and cash equivalents include the following:

As of September 28, 2025
Proceeds from issuance of New 2L Convertible Notes through the rights offering	$275.0
Payment of Senior Secured Notes (principal and pre-petition accrued interest)	(308.5)
Payment of Senior Secured Notes commitment fees	(10.5)
Payment of Contingent Cash into escrow	(15.0)
Payment of claims on Plan Effective Date	(0.1)
Payment of lender professional fees	(31.5)

Net pro forma change in cash and cash equivalents	$(90.6)

Of the $481.0 million of Successor Pro Forma cash and cash equivalents, $28.3 million was classified as restricted cash. Restricted cash consists of funds held in escrow accounts for the payment of certain professional fees related to the Chapter 11 bankruptcy, pursuant to the Plan.

(2)

Reflects the write-off of prepaid expense related to Predecessor directors’ and officers’ insurance policy. The policy related to coverage for the Predecessor directors’ and officers’ and has no future economic benefit to the Successor entity following emergence.

(3)

Reflects net increase to accrued liabilities of $10.3 million, representing $16.8 million related to success fees, partially offset by $6.5 million in accrued lender professional fees paid on the Plan Effective Date.

(4)	Reflects the reinstatement of finance lease liabilities from liabilities subject to compromise.

(5)

Reflects the implied value of the obligation to issue new common stock to Renesas from the Share Reserve upon obtaining Regulatory Approval, or in accordance with the Plan, cash proceeds from the sale of new common stock.

(6)	Pro forma changes in other current liabilities include the following:

As of September 28, 2025
Reinstatement of operating lease liabilities from liabilities subject to compromise	$10.9
Reinstatement of supply agreements from liabilities subject to compromise	15.2

Net pro forma change in other current liabilities	$26.1

(7)	Reflects the issuance of New Senior Secured Notes and the issuance of New 2L Takeback Notes. The pro forma changes in long-term debt include the following:

As of September 28, 2025
Issuance of New Senior Secured Notes	$1,379.4
Issuance of New 2L Takeback Notes	229.6

Net pro forma change in long-term debt	$1,609.0

(8)

Reflects the issuance of the New Renesas 2L Takeback Convertible Notes and New 2L Convertible Notes (excluding the impact of the equity-classified substantial premium). The pro forma changes in convertible notes, net include the following:

As of September 28, 2025
Issuance of New 2L Convertible Notes	$331.4
Issuance of New Renesas 2L Convertible Notes	216.3
Issuance cost of New 2L Convertible Notes	(8.0)

Net pro forma change in convertible notes, net	$539.7

(9)	Pro forma changes in other long-term liabilities include the following:

As of September 28, 2025
Fair value of Renesas warrants	$33.6
Reinstatement of operating lease liabilities from liabilities subject to compromise	154.2
Reinstatement of supply agreements from liabilities subject to compromise	44.8
Change in deferred tax liability as a result of implementation of the plan	2.6

Net pro forma change in other long-term liabilities	$235.2

(10)	Reflects liabilities subject to compromise settled in accordance with the Plan and the resulting gain, determined as follows:

As of September 28, 2025
Liabilities subject to compromise	$7,315.3
Reinstatement of short-term finance lease liabilities (see Note 4)	(0.6)
Reinstatement of short-term operating lease liabilities and supply agreements (see Note 6)	(26.1)
Reinstatement of long-term finance lease liabilities (see Note 4)	(8.3)
Reinstatement of long-term operating lease liabilities and supply agreements (see Note 9)	(199.0)
Distribution of proceeds to holders of Senior Secured Notes (see Note 1)	(319.0)
Issuance of New Senior Secured Notes (see Note 7)	(1,379.4)
Issuance of New 2L Convertible Notes – principal (see Note 8)	(331.4)
Issuance of New 2L Convertible Notes – substantial premium (see Note 12)	(168.8)
Issuance of New 2L Takeback Notes (see Note 7)	(229.6)
Proceeds from issuance of New 2L Convertible Notes (see Note 1)	275.0
Issuance of Wolfspeed, Inc. common stock, at par, to holders of claims (see Note 12)	(540.4)
Issuance of New Renesas 2L Convertible Notes (see Note 8)	(216.3)
Fair value of Renesas Warrants (see Note 9)	(33.6)
Implied value of Forward Equity Contract (see Note 5)	(371.2)
Distribution of Contingent Cash to non-consolidated escrow account (see Note 1)	(15.0)

Gain on settlement of liabilities subject to compromise (See Note 13)	$3,751.6

(11)	Reflects the cancellation of Predecessor common stock and additional paid-in capital.

(12)	Reflects the issuance of 25.8 million shares of Successor common stock at a par value of $0.00125, and additional paid-in capital:

	As of September 28, 2025
	Common Stock	Additional Paid-in Capital
Issuance of Wolfspeed, Inc. common stock, at par, and additional paid-in capital to existing equity holders	$—	$28.8
Issuance of Wolfspeed, Inc. common stock, at par, and additional paid-in capital to holders of convertible notes claims	—	540.4
Issuance of Additional paid-in capital for equity-classified premium for New 2L Convertible Notes	—	168.8
Obligation to issue Contingent Shares to existing equity holders	—	19.2

Net pro forma change in Wolfspeed, Inc. common stock and additional paid-in capital	$—	$757.2

(13)

Reflects the decrease in accumulated deficit resulting from the items in the table below. Items included here are not presented in the Unaudited Pro Forma Consolidated Statement of Operations as the activity would have been recorded in the Predecessor period and is not applicable in the Successor period.

As of September 28, 2025
Cancellation of Wolfspeed, Inc. common stock and additional paid-in capital (direct charge to equity)	$4,103.8
Gain on settlement of liabilities subject to compromise	3,751.6
Debt issuance costs	8.0
Obligation to issue Contingent Shares to existing equity holders (direct charge to equity)	(19.2)
Issuance of Wolfspeed, Inc., common stock, at par, and additional paid-in capital to existing equity holders (direct charge to equity)	(28.8)
Payment of claims on Plan Effective Date	(0.1)
Payment of lender professional fees not previously accrued	(25.0)
Write-off related to directors’ and officers’ insurance policy	(3.6)
Accrual of success fees not yet paid	(16.8)
Net deferred tax impacts	(2.6)

Net pro forma change in accumulated deficit	$7,767.3

Fresh Start Adjustments

(14)	Reflects the preliminary fair value adjustment to inventories due to the expected adoption of fresh start accounting.

(15)	Reflects the preliminary fair value adjustment to assets held for sale due to the expected adoption of fresh start accounting.

(16)

Reflects the preliminary fair value adjustment to property and equipment, net due to the expected adoption of fresh start accounting. The following table summarizes the preliminary fair value of property and equipment, net by asset class:

	Amount	Estimated Useful life (in years)
Land	$37.1	n/a
Buildings and improvements	432.2	5-40
Machinery and equipment	116.7	3-10
Leasehold improvements	13.5	Shorter of estimated useful life or lease term
Furniture and fixtures	0.6	5
Computer hardware/ software	4.1	3-10
Vehicles	0.0	5
Tooling	1.8	3-10
Construction in progress	157.7	n/a
Finance lease, see Note 20	2.4	n/a

Total property and equipment, net	$766.1

(17)

Reflects the preliminary fair value adjustment to intangible assets, net due to the expected adoption of fresh start accounting. The following table summarizes the components of the preliminary fair value of identified intangible assets:

	Amount	Estimated Useful life (in years)
Patent and licensing rights	$55.7	0.5-23
Tradenames	30.0	11
Developed technology	240.0	5-6
Customer relationships	120.0	9

Total identified intangible assets	$445.7

(18)	Pro forma changes in other assets due to the expected adoption of fresh start accounting include the following:

As of September 28, 2025
Right-of-use (ROU) assets off-market component	(6.1)
Right-of-use (ROU) assets adjustment for IBR, see Note 21	(25.5)
Long-term cloud computing assets	(7.3)

Net pro forma change in other assets	$(38.9)

(19)	Pro forma changes in other current liabilities due to the expected adoption of fresh start accounting include the following:

As of September 28, 2025
Operating lease liabilities, see Note 21	$(5.6)
Off-market long-term purchase agreement	10.0

Net pro forma change in other current liabilities	$4.4

(20)

Reflects the pro forma adjustment to the non-current portion of finance lease liabilities due to the expected adoption of fresh start accounting. Lease liabilities were remeasured using the Company’s incremental borrowing rate at the Plan Effective Date, with a corresponding adjustment to finance lease assets.

(21)	Pro forma changes in other long-term liabilities due to the expected adoption of fresh start accounting include the following:

As of September 28, 2025
Operating lease liabilities	$(46.4)
Off-market long-term supply agreement	14.4
Change in deferred tax liability as a result of fresh start accounting	(1.6)

Net pro forma change in other long-term liabilities	$(33.6)

Lease liabilities were remeasured using the Company’s incremental borrowing rate at the Plan Effective Date, with a corresponding adjustment to ROU assets. Off-market terms identified were attributed to the ROU assets, resulting in a reduction of the ROU assets for unfavorable market terms measured as the present value of the difference between contractual and market-based lease payments over the remaining lease term.

(22)	Reflects the cumulative impact of fresh start accounting adjustments discussed above and the elimination of accumulated deficit and accumulated other comprehensive loss.

Pro Forma Adjustments to the Pro Forma Unaudited Consolidated Statements of Operations

The adjustments included in the Unaudited Pro Forma Consolidated Statements of Operations reflect the effects of the transaction accounting adjustments, including the transactions contemplated by the Plan (reflected in the column “Reorganization Adjustments”) as well as fair value and other required adjustments resulting from the expected adoption of fresh start accounting (reflected in the column “Fresh Start Adjustments”).

Reorganization Adjustments

(23)

Reflects the elimination of reorganization items that were directly attributable to the Chapter 11 reorganization for the three months ended September 28, 2025. The Company also incurred restructuring charges during the three months ended September 28, 2025 and for the year ended June 29, 2025, in connection with the 2025 Restructuring Plan consisting of a headcount reduction and facility closure and consolidation plan intended to optimize its cost structure. In addition, pre-petition bankruptcy-related charges of $55.8 million were incurred for the year ended June 29, 2025, which are not applicable to the Successor and are not expected to recur.

(24)

Reflects the adjustment to interest expense related to the issuance of New Senior Secured Notes, New 2L Takeback Notes, New 2L Convertible Notes, and New Renesas 2L Convertible Notes. The pro forma adjustments to interest expense were calculated as follows:

	For the three months ended September 28, 2025	For the year ended June 29, 2025
Interest expense on New Senior Secured Notes	$46.1	$168.0
Interest expense on New 2L Takeback Notes	7.5	29.4
Interest expense on New 2L Convertible Notes	2.4	9.6
Interest expense on New Renesas 2L Convertible Notes	4.1	15.6
Capitalized interest(a)	—	(169.8)
Reversal of historical interest expense and capitalized interest	(0.7)	(315.2)

Net pro forma change in interest expense	$59.4	$(262.4)

(a)	Reflects the adjustment to capitalized interest based on pro forma outstanding debt and pro forma interest expense for the period.

Fresh Start Adjustments

(25)	Reflects the pro forma adjustments to cost of revenue, research and development, sales, general and administrative and restructuring and other expenses as follows:

	For the three months ended September 28, 2025
	Cost of Revenue	Research and Development	Sales, general and administrative	Restructuring and other expenses
Change in depreciation expense(a)	$(44.0)	$(4.6)	$(0.3)	—
Change in amortization expense(b)	10.4	—	—	4.0
Amortization of off-market component(c)	(0.4)	—	—	—
Inventory expense(d)	(1.8)	—	—	—

Net pro forma adjustment	$(35.8)	$(4.6)	$(0.3)	$4.0

	For the year ended June 29, 2025
	Cost of Revenue	Research & Development	Sales, general and administrative	Restructuring and other expenses
Change in depreciation expense(a)	$(157.1)	$(19.5)	$(0.9)	$(13.4)
Change in amortization expense(b)	41.7	—	—	15.9
Amortization of off-market component(c)	(2.1)	—	—	—
Inventory expense(d)	12.4	—	—	—

Net pro forma adjustment	$(105.1)	$(19.5)	$(0.9)	$2.5

(a)

The adjustment reflects the preliminary estimated decrease in fair value and estimated useful lives of property and equipment, net, with depreciation recognized on a straight-line basis over their estimated useful lives.

(b)

The adjustment reflects the preliminary estimated increase in fair value and estimated useful lives of identified intangible assets subject to amortization, with amortization recognized on a straight-line basis over their estimated useful lives.

(c)

The adjustment reflects the amortization expense for all unfavorable contractual lease terms when compared to market, with amortization recognized on a straight-line basis over the remaining lease term.

(d)	The adjustment reflects the portion of the fair value change to inventory which would be expensed during the three months ended September 28, 2025 and the year ended June 29, 2025, respectively.

(26)

Reflects changes to the classification of factory start-up costs of $85.2 million for the year ended June 29, 2025 had the accounting policy been adopted upon the Plan Effective Date and effected as of July 1, 2024. Historically, factory start-up costs have been reported within operating expenses. Upon emergence from bankruptcy, the Company made an accounting policy election to classify factory start-up costs within cost of revenue. This policy change has no impact on operating loss.

(27)	Reflects the pro forma net loss per share calculated using the weighted average Wolfspeed, Inc. shares of common stock outstanding, assuming the impacts of the Plan were effective on July 1, 2024.

(in thousands)	For the three months ended September 28, 2025	For the year ended June 29, 2025
Historical weighted average shares outstanding	156,185	141,320
Less: Cancellation of Predecessor Wolfspeed, Inc.’s ordinary shares	(156,185)	(141,320)
Add: Issuance of Successor Wolfspeed, Inc.’s common stock	26,712	26,712

Weighted average common stock outstanding	26,712	26,712

The following table represents the calculation of pro forma net loss per share:

(in millions, except share data in thousands and per share data in actuals)	For the three months ended September 28, 2025	For the year ended June 29, 2025
Net loss (A)	$(162.5)	$(1,223.8)
Weighted average Wolfspeed, Inc.’s common stock outstanding (B)	26,712	26,712

Net loss per share, basic and diluted (A/B)	$(6.08)	$(45.81)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share as the effect would have been antidilutive:

(in thousands)	For the three months ended September 28, 2025	For the year ended June 29, 2025
Renesas Base Consideration Shares	16,852	16,852
Renesas Warrants	4,944	4,944
New 2L Convertible Notes	27,090	27,090
New Renesas 2L Convertible Notes	11,096	11,096

Total	59,982	59,982